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                                                                      EXHIBIT 11

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                  Years ended December 31,
                                           ------------------------------------
                                              2003         2002         2001
                                           ----------   ----------   ----------
Average shares outstanding                  4,000,161    4,171,703    4,178,200
                                           ==========   ==========   ==========

Net income                                 $5,029,000   $4,003,000   $4,498,000
                                           ==========   ==========   ==========

Earnings per common share                  $     1.26   $      .96   $     1.08
                                           ==========   ==========   ==========